SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2015

GRID PETROLEUM CORP
(Exact name of Company as specified in its charter)

Nevada	000-53276	30-0690324
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1401 Camino Del Mar, #202 Del Mar, California 92014
(Address of principal executive offices)

720 South Colorado Boulevard Denver, Colorado 80246
(Previous address of principal executive offices)
Phone: (720) 590-4730
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On April 30, 2015, Grid Petroleum Corp. (the “Company”) entered into and delivered to Direct Capital Group, Inc. in the principal amount of $30,000.00, due and payable on October 31, 2015 a 8% Convertible Redeemable Note.

On July 1, 2015, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series B Voting Preferred Stock.  The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On July 1, 2015, Direct Capital Group, Inc. assigned all right, title, and interest in and to the Indebtedness to Santa Rosa Resources, Inc., a Nevada corporation (“Santa Rosa”), (the “Assignment”).  As a result of the Assignment, the Company is indebted to Santa Rosa in the principal amount of $30,000.00.

On July 1, 2015, after review and recommendation from the Board, the Company entered into an Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock with Santa Rosa, pursuant to which it was agreed that the Indebtedness would be converted to 1,000 shares of the Company’s Series B Voting Preferred Stock (the “Agreement for Conversion”).

The information specified above is qualified in its entirety by reference to the Agreement for Conversion.  A copy of that agreement is attached hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Issued

On July 1, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State creating the 1,000 shares of Series B Voting Preferred Stock

On July 27, 2015, the Company issued 1,000 shares of Series B Voting Preferred Stock to Santa Rosa, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

Consideration

The consideration for the 1,000 shares of Series B Voting Preferred Stock is the conversion of the Indebtedness, as set forth in the Agreement for Conversion.

Exemption from Registration

The 1,000 shares of the Series B Voting Preferred Stock were issued in reliance upon that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), specified by the provisions of Section 4(2) of the Act regarding transactions by an issuer not involving a public offering of securities.  The issuance of those shares as conversion of the Indebtedness did not involve any public offering of securities.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth and incorporated by reference in Items 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Identity of the person who acquired control; date and description of the transaction; and basis of control

Edward Aruda is the sole director and officer of Santa Rosa, which acquired control of the Company on July1, 2015.  Control of the Company resulted from the conversion of the Indebtedness to 1,000 shares of the Company’s Series B Voting Preferred Stock, as specified in Items 1.01 and 3.02 of this Current Report on Form 8-K.

Percentage of Voting Securities of the Company

On July 15, 2015, the Company’s total issued and outstanding shares of common stock was 6,898,408,070. Santa Rosa, as the sole holder of the 1,000 authorized, issued and outstanding shares of Series B Voting Preferred Stock, holds voting power equal to 99% of the Company’s voting securities.

Consideration and source of funds used by Santa Rosa

The consideration for the 1,000 shares of Series B Voting Preferred Stock is the conversion of the Indebtedness, as set forth in Items 1.01 and 3.02 of this Current Report on Form 8-K.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock by and between Grid Petroleum Corp. and Santa Rosa Resources, Inc., dated July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.
Date: July 28, 2015
By:/s/James Powell
James Powell
President & CEO